Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On September 2, 2011, Vasomedical, Inc. (“Vasomedical”) completed the purchase (the “Acquisition”) of all the outstanding capital stock of privately held Fast Growth Enterprises Limited, a British Virgin Islands company that owns Peace Joy Management Ltd. (“PJM”), which owns Life Enhancement Technology Limited (“LET”), and Biox Instruments Co. Ltd. (“Biox”), as per the stock purchase agreement reported on August 23, 2011.  The consideration of this acquisition includes a cash payment of $1 million, issuance of 5,000,000 shares of common stock of Vasomedical, as well as the issuance of warrants to purchase 1,500,000 shares of Vasomedical common stock and up to 1,900,000 additional common shares to be issued contingent on the acquired entities meeting certain performance goals.

LET, based in Foshan, Guangdong, China, has been Vasomedical’s supplier for its proprietary Enhanced External Counterpulsation (EECP®) systems, including certain Lumenair systems and all AngioNew® systems.  Biox, a leading developer and manufacturer of ambulatory monitoring devices in China, is located in Wuxi, Jiangsu, China, and has been Vasomedical’s manufacturer of the Biox series ECG Holter recorder and analysis software as well as ambulatory blood pressure monitoring systems for distribution in the United States.  Vasomedical has obtained FDA clearance to market these products in the United States.

The Unaudited Pro Forma Financial Information gives effect to the Acquisition using the acquisition method of accounting, after giving effect to the pro forma adjustments discussed in the accompanying notes.  This financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of Vasomedical, PJM and Biox included elsewhere in this report.

The financial periods required to be presented in this Form 8K/A are based on our fiscal periods.  Vasomedical, PJM and Biox have different fiscal year ends.  For the purpose of presenting these pro forma financial statements, we used the financial statements for our fiscal year ended May 31, 2011, as filed with the Securities and Exchange Commission (“SEC”) in our most recent Annual Report on Form 10-K, and the financial statements for the three months ended August 31, 2011, in our most recent Quarterly Report on Form 10-Q.  To meet the SEC’s pro forma requirements of combining operating results for PJM and Biox for an annual period that ends within 93 days of the end of our latest annual fiscal period as filed with the SEC, we combined PJM’s and Biox’s twelve months ended June 30, 2011 with our fiscal year ended May 31, 2011.  For the operating results for the three months ended August 31, 2011 we combined PJM’s and Biox’s three months ended June 30, 2011 with our three months ended August 31, 2011.

The Pro Forma Combined Balance Sheet gives effect to the Acquisition as if it had occurred on August 31, 2011, combining the historical balance sheet of Vasomedical as of that date with the balance sheets of PJM and Biox as of June 30, 2011.  The Pro Forma Statements of Operations for the twelve month period ending May 31, 2011 and for the three month period ended August 31, 2011 gives effect to the Acquisition as if it had occurred at the beginning of the respective periods.

The consolidated financial statements of Vasomedical presented in the Pro Forma Financial information utilize United States Generally Accepted Accounting Principles (“US GAAP”).  These statements therefore reflect the impact of US GAAP adjustments made to th historical financial statements of PJM and Biox.  The financial statements were translated from Chinese Yuan to US dollars using the following exchange rates of Yuan per US Dollar: 6.47 with respect to the Balance Sheet at August 31, 2011; 6.63 with respect to the Statement of Operations for the twelve months ended May 31, 2011; and 6.51 for the statement of operations for the 3 months ended August 31, 2011.

The Pro Forma Combined Financial Information is unaudited, and is not necessarily indicative of the consolidated results that actually would have occurred if the Acquisition had been consummated at the beginning of the periods presented, nor does it purport to present the future financial position and results of operations for future periods.

					Exhibit 99.2.1
PRO-FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED MAY 31, 2011

		Fast Growth Enterprises, Ltd.
	Vasomedical, Inc.	BIOX Instruments Co. Ltd.	Peace Joy Management Ltd.	Consolidation Adjustments		Combined Proforma
Revenues
Equipment sales	$3,029,177	$1,111,923	$978,849	$(926,673)	(4)	$4,193,276
Equipment rentals and services	2,231,114	-	-			2,231,114
Commissions	11,113,133	-	-			11,113,133
Total revenues	16,373,424	1,111,923	978,849			17,537,523

Cost of revenues
Cost of sales, equipment	1,937,903	256,722	431,390	$(926,673)	(4)	1,699,342
Cost of equipment rentals and services	909,044	-	-			909,044
Cost of commissions	2,613,625	-	-			2,613,625
Total cost of revenues	5,460,572	256,722	431,390			5,222,011
Gross profit	10,912,852	855,201	547,459			12,315,512
		76.9%	55.9%
Operating expenses
Selling, general and administrative	14,383,380	509,010	167,466			15,059,856
Research and development	462,110	-	-			462,110
Total operating expenses	14,845,490	509,010	167,466			15,521,966
Operating loss (income)	(3,932,638)	346,191	379,993			(3,206,454)

Other income (expenses)
Interest and financing costs	(32,220)	763	(5,282)			(36,739)
Interest and other income, net	27,839	35,750	352			63,941
Amortization of deferred gain on
sale-leaseback of building	53,245	-	-			53,245
Total other income, net	48,864	36,513	(4,930)			80,447

Loss (income) before income taxes	(3,883,774)	382,704	375,063			(3,126,007)
Income tax benefit/(expense), net	(6,755)	(13,698)	(27,327)			(47,780)
Net loss (income)	(3,890,529)	369,006	347,736			(3,173,787)
Preferred stock dividends	(428,603)	-	-			(428,603)
Net loss applicable to common stockholders	$(4,319,132)	$369,006	$347,736			$(3,602,390)

Loss per common share
- basic	$(0.04)					$(0.03)
-diluted	$(0.04)					$(0.03)

Weighted average common shares outstanding
- basic	111,978,478			5,000,000	(1)	116,978,478
-diluted	111,978,478			5,000,000	(1)	116,978,478

					Exhibit 99.2.2
PRO-FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED AUGUST 31, 2011

		Fast Growth Enterprises, Ltd.
	Vasomedical, Inc.	BIOX Instruments Co. Ltd.	Peace Joy Management Ltd.	Consolidation Adjustments		Combined Proforma
Revenues
Equipment sales	$274,960	$398,420	$317,347	(126,564)	(4)	$864,163
Equipment rentals and services	486,988	-	-			486,988
Commissions	3,566,488	-	-			3,566,488
Total revenues	4,328,436	398,420	317,347			4,917,639

Cost of revenues
Cost of sales, equipment	160,954	77,886	124,100	(126,564)	(4)	236,376
Cost of equipment rentals and services	238,847	-	-			238,847
Cost of commissions	1,102,108	-	-			1,102,108
Total cost of revenues	1,501,909	77,886	124,100			1,577,331
Gross profit	2,826,527	320,534	193,247			3,340,308
		80.5%	60.9%
Operating expenses
Selling, general and administrative	4,374,885	103,046	52,676			4,530,607
Research and development	135,129	-	-			135,129
Total operating expenses	4,510,014	103,046	52,676			4,665,736
Operating loss (income)	(1,683,487)	217,488	140,571			(1,325,428)

Other income (expenses)
Interest and financing costs	(2,260)	217	(4,854)			(6,897)
Interest and other income, net	21,185	7,365	115			28,665
Amortization of deferred gain on
sale-leaseback of building	13,311	-	-			13,311
Total other income, net	32,236	7,582	(4,739)			35,079

Loss (income) before income taxes	(1,651,251)	225,070	135,832			(1,290,349)
Income tax benefit/(expense), net	(1,800)	(5,062)	(11,993)			(18,855)
Net loss (income)	(1,653,051)	220,008	123,839			(1,309,204)
Preferred stock dividends	(85,493)	-	-			(85,493)
Net loss applicable to common stockholders	$(1,738,544)	$220,008	$123,839			$(1,394,697)

Loss per common share
- basic	$(0.01)					$(0.01)
-diluted	$(0.01)					$(0.01)

Weighted average common shares outstanding
- basic	116,986,095			5,000,000	(1)	121,986,095
-diluted	116,986,095			5,000,000	(1)	121,986,095

					Exhibit 99.2.3
PRO-FORMA COMBINED BALANCE SHEET
August 31, 2011
		Fast Growth Enterprises, Ltd.
ASSETS	Vasomedical, Inc.	BIOX Instruments Co. Ltd.	Peace Joy Management Ltd.	Acquisition adjustments			Pro-forma Combined Balance Sheet
CURRENT ASSETS
Cash and cash equivalents	$6,274,740	446,264	92,088	(1,000,000)	(1)		$5,813,092
Short-term investments	110,148						110,148
Accounts and other receivables, net of allowance
for doubtful accounts	4,451,658	164,077	451,838	(45,869)	(3)		5,021,704
Inventories, net	1,941,223	297,943	277,118	(189,966)	(2)		2,326,318
Financing receivables, net	18,821						18,821
Deferred commission expense	2,855,776						2,855,776
Deferred related party consulting expense	510,000						510,000
Other current assets	316,938						316,938
Total current assets	16,479,304	908,284	821,044	(1,235,835)			16,972,797

PROPERTY AND EQUIPMENT, net of
accumulated depreciation	383,335	14,984	9,582				407,901
FINANCING RECEIVABLES, net	22,277						22,277
DEFERRED RELATED PARTY CONSULTING EXPENSE	255,000						255,000
GOODWILL				3,190,708	(1)		3,190,708
OTHER ASSETS	300,066						300,066

TOTAL ASSETS	$17,439,982	923,268	830,626	1,954,873			$21,148,749

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITES
Accounts payable	$324,294	13,892	87,937	(45,869)	(3)		380,254
Accrued commissions	2,165,054						2,165,054
Accrued expenses and other liabilities	974,594	425,432	251,530				1,651,556
Sales tax payable	164,226		186,411				350,637
Deferred revenue - current portion	10,999,294						10,999,294
Deferred gain on sale-leaseback of building	48,808						48,808
Accrued professional fees	143,443						143,443
Trade payable due to related party	3,359						3,359
	14,823,072	439,324	525,878	(45,869)			15,742,405

LONG-TERM LIABILITIES
Deferred revenue	1,129,068						1,129,068
Other long-term liabilities	151,385						151,385
Total long-term liabilites	1,280,453	-	-	-			1,280,453

TOTAL LIABILITIES	16,103,525	439,324	525,878	(45,869)			17,022,858

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value, 1,000,000 shares authorized,
299,024 issued and outstanding	2,990						2,990
Common stock, $.001 par value, 250,000,000 shares authorized,
117,253,704 shares issued and outstanding before acquistion,
122,253,704 shares issued and outstanding after acquisition	117,253	120,000	3,000	(118,000)	(1)		122,253
Additional paid in capital	55,910,342			2,974,400	(1)		58,884,742
Accumulated deficit and comprehensive income	(54,694,128)	363,944	301,748	(855,658)	(1	), (2)	(54,884,094)
Total stockholders'equity	1,336,457	483,944	304,748	2,000,742			4,125,891

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$17,439,982	$923,268	$830,626	$1,954,873			$21,148,749

		Exhibit 99.2.4
NOTES TO PRO-FORMA COMBINED FINANCIAL STATEMENTS (unaudited)

The pro-forma adjustments are preliminary and are based on our estimate of the fair values and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition.

In accordance with Accounting Standards Codification ("ASC") 805, Business Combinations ("ASC 805"), the total purchase consideration is allocated to the net tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of September 2, 2011 (the acquisition date). The purchase price was allocated based on the information currently available, and may be adjusted after obtaining more information regarding, among other things, asset valuations, liabilities assumed, and revisions of preliminary estimates.

The following notes explain the adjustments made.

1. To reflect the acquisition of Fast Growth Enterprises ("FGE") and its subsidiaries Peace Joy Management, Ltd. and BIOX
Instruments Company, Ltd. and the allocation of the purchase price on the basis of the fair values of the assets acquired and the liabilities assumed, the components of the purchase price and allocation to the assets and liabilities are as follows:

Components of the purchase price:

Vasomedical, Inc. common stock	$ 2,100,000
Vasomedical, Inc. warrants to purchase common stock	304,000
Vasomedical common stock to be contingently issued	575,400
Cash	1,000,000
Total purchase price	$ 3,979,400

Preliminary allocation of purchase price:
Cash and cash equivalents	$ 538,352
Accounts receivable and other current assets	615,915
Inventories	575,061
Property and equipment	24,566
Goodwill	3,190,708
Accounts payable and other current liabilities	(965,202)
Net assets acquired	$ 3,979,400

The fair value of the common shares issued and the contingently issuable common shares was based on the closing price of the shares on September 2, 2011 as quoted on the Nasdaq OTC. pink sheets which was $0.42.
The fair value of the warrants issued was computed using the Black-Scholes option pricing model, using the following assumptions: expected term of 2 years which is the contractual term of the warrants; risk free rate of .2%; expected dividend yield of $0.0; expected volatility of 101.0%; exercise price of $0.50; and the stock price of $0.42.

2. To eliminate the inter-company profit in inventory

3. To eliminate inter-company receivables and payables between Vasomedical and the acquired entities.

4. To eliminate intercompany sales by the acquired entities to Vasomedical.